EXHIBIT 99.1
                                                                  ------------


M E D I A   R E L E A S E
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FOR IMMEDIATE RELEASE
FEBRUARY 23, 2006

                        INTERLINE BRANDS, INC. REPORTS
                                RECORD RESULTS

------------------------------------------------------------------------------

JACKSONVILLE, FLA. - FEBRUARY 23, 2006--Interline Brands, Inc. (NYSE: IBI) ("Interline" or the "Company") today reported record net sales and net income for 2005.

Adjusted pro forma net income per diluted share for 2005 increased 23% to $1.12 on adjusted pro forma net income of $36.3 million, compared to $0.91 adjusted pro forma net income per diluted share for 2004 on adjusted pro forma net income of $29.3 million last year. GAAP net income per diluted share was $0.89 on net income of $28.8 million in 2005 compared to a loss per diluted share of $25.21 in 2004 on a net loss applicable to common stockholders of $36.3 million.

Net sales for the year ended December 30, 2005 increased $108.0 million, or 15%, to $851.9 million, compared to $743.9 million in 2004. Average organic daily sales grew 11.2% as a result of strong execution of the company's strategic growth initiatives, particularly in professional contractor markets. The acquisition of Copperfield in July 2005 also added $34.3 million in sales in 2005.

Gross profit for the year ended December 30, 2005 increased $40.2 million, or 14%, to $325.6 million from $285.4 million in 2004. Gross profit as a percentage of net sales decreased to 38.2% in 2005 from 38.4% in 2004. SG&A expenses increased $27.5 million or 14% in 2005 to $229.6 million from $202.1 million in 2004.

SG&A expenses as a percentage of net sales decreased to 27.0% in 2005 from 27.2% in 2004. During fiscal year 2005 the Company expended approximately $1.1 million in third party compliance costs associated with Sarbanes-Oxley internal control evaluation requirements.

Operating income increased $20.5 million or 33% to $82.0 million in 2005 from $61.5 million in 2004. Operating income as a percentage of sales was 9.6% in 2005 and 8.3% in 2004. Adjusted operating income, which excludes secondary offering and IPO related expenses, increased $12.3 million, or 17% to $83.0 million in 2005 from $70.7 million in 2004. Adjusted operating income as a percentage of net sales increased to 9.7% in 2005 from 9.5% in 2004. Adjusted EBITDA increased 15% to $96.6 million in 2005 from $83.8 million in 2004.

Cash provided by operations was $38.8 million in 2005, compared to cash used in operating activities of $1.4 million in 2004. The increase in 2005 cash from operations is the result of higher operating income, lower interest expense on lower average debt balances, and lower working capital requirements compared to 2004.

Michael Grebe, Interline's President and Chief Executive Officer, stated, "We are very pleased with such strong performance in 2005, which was our first full fiscal year as a publicly traded company. I am very proud of the leadership and dedication shown by my teammates at Interline. We feel that this performance and our integrated operating platform positions Interline well for the future, and we look forward to strong growth prospects in 2006."

In the fourth quarter of 2005, net sales increased $30.4 million, or 16%, to $226.0 million, compared to $195.5 million in the comparable 2004 period. William Sanford, Chief Operating Officer, commented "Superior revenue growth in the fourth quarter was driven in part by 16% average organic daily sales growth in the Company's pro contractor business. We are excited about our growth opportunities in this key customer base. Additionally, as the cost of home heating rose over the prior year, seasonal demand for Copperfield's alternative home heating products was at record levels."

As a percentage of net sales, gross profit in the fourth quarter of 2005 was 38.4% compared to 38.6% for the same period last year. Operating income increased $11.8 million to $20.9 million, or 9.3% of sales in 2005 from $9.1 million, or 4.7% of sales in 2004. Adjusted operating income for the fourth quarter of 2005 was $20.9 million, or 9.3% of sales compared to $18.3 million, or 9.4% of sales in the same period last year. Adjusted operating income in the fourth quarter included $0.4 million in third party compliance costs associated with Sarbanes-Oxley requirements. Adjusted pro forma earnings per diluted share increased 17% to $0.28 on adjusted pro forma net income of $9.1 million for the fourth quarter of 2005 compared to $0.24 on $7.7 million in adjusted pro forma net income in the same period last year. GAAP earnings per diluted share were $0.28 on net income of $9.1 million in 2005 compared to a loss per diluted share of $2.33 in 2004 on a net loss applicable to common stockholders of $12.3 million.

BUSINESS OUTLOOK

Mr. Grebe stated, "We are very pleased with our financial performance in 2005, and look forward to continued strong growth in 2006. We will continue to invest in our successful strategic growth initiatives. We expect to leverage our sales capabilities and distribution network to grow earnings at a higher rate than sales. Our first quarter of 2005 was a very strong quarter and will prove to be a tough comparable period given the dramatic shifts in weather across the Northeast during the first part of 2006. Additionally, Copperfield sales also slow considerably in the first quarter due to seasonality. We therefore expect net income per diluted share for the first quarter of 2006 to be $0.25 - $0.27 and full year 2006 net income per diluted share of $1.26 - $1.29."

In 2006, Statement of Financial Accounting Standard No. 123, "Share-based Payments", requires options to be expensed. The earnings guidance above excludes the effect of expensing options in 2006.


CONFERENCE CALL

Interline Brands will host a conference call February 24, 2006 at 9:00 a.m. Eastern Standard time. Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 5291011. This recording will expire on March 10, 2006.

ABOUT INTERLINE

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 150,000 professional contractors, facilities maintenance professionals, and specialty distributors across North America and Central America.

NON-GAAP FINANCIAL INFORMATION

This press release contains financial information determined by methods other than in accordance with GAAP. Interline's management uses non-GAAP measures in its analysis of the Company's performance. There were certain transactions that were associated with the Company's IPO and follow on secondary offering that affected the period-over-period comparability of the Company's financial statements as presented in conformity with generally accepted accounting principles. These transactions included the recording of IPO and secondary offering related activities such as the expense associated with the early extinguishment of debt and the termination of interest rate swap arrangements, the timing effect of paying off debt with proceeds from the IPO and secondary offering expenses. In order to present a meaningful comparison, the accompanying table below shows the estimated effect on the Company's net income and operating income of recording the IPO transactions as if they had occurred at the beginning of the periods presented and excluding secondary offering expenses. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the financial results of the business. These disclosures should not be viewed as a substitute for operating income or net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results available in the accompanying table.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, the dependence on key employees and other risks described in the Company's Registration Statement on Form S-1 (Commission File No. 333-126515). These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.


CONTACT: TOM TOSSAVAINEN

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
DECEMBER 30, 2005 AND DECEMBER 31, 2004
(in thousands except share data)

                                                                                       DECEMBER 30,           DECEMBER 31,
                                                                                           2005                   2004
                                                                                       ------------           ------------
ASSETS
CURRENT ASSETS:
         Cash and cash equivalents                                                      $   2,958              $  69,178
         Accounts receivable - trade (net of allowance for doubtful accounts
           of $8,150 and $6,929)                                                          113,271                 98,511
         Accounts receivable - other                                                       12,163                 17,828
         Inventory                                                                        165,282                145,532
         Prepaid expenses and other current assets                                          5,498                  3,204
         Deferred income taxes                                                             13,945                 12,084
                                                                                        ---------              ---------
                     Total current assets                                                 313,117                346,337

PROPERTY AND EQUIPMENT, net                                                                29,865                 28,767

GOODWILL and OTHER INTANGIBLE ASSETS, net                                                 353,818                289,209

OTHER ASSETS                                                                                8,969                  9,067
                                                                                        ---------              ---------
TOTAL ASSETS                                                                            $ 705,769              $ 673,380
                                                                                        =========              =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
         Revolver                                                                       $   3,000              $      --
         Current portion of long-term debt                                                  1,400                  1,000
         Accounts payable                                                                  69,182                 53,260
         Accrued expenses and other current liabilities                                    22,026                 22,180
         Accrued interest payable                                                           2,152                  3,042
         Accrued merger expenses                                                            5,408                  6,131
         Accrued income taxes payable                                                       1,780                  7,372
                                                                                        ---------              ---------
                     Total current liabilities                                            104,948                 92,985

LONG TERM LIABILITIES:
Deferred income taxes                                                                      34,646                 25,221
Long-term debt, net of current portion                                                    280,675                302,275
Capital leases                                                                                958                     --
                                                                                        ---------              ---------
TOTAL LIABILITIES                                                                         421,227                420,481
                                                                                        ---------              ---------
COMMITMENTS AND CONTINGENCIES
SENIOR PREFERRED STOCK, $0.01 par value, 20,000,000 shares authorized,
  no shares outstanding as of December 30, 2005 and December 31, 2004                          --                     --
                                                                                        ---------              ---------
STOCKHOLDERS' EQUITY:
         Common stock; $0.01 par value, 100,000,000 authorized; 32,220,669 issued and outstanding as of December 30, 2005 and 32,102,820 as
            of December 31, 2004                                                              322                    321
         Accumulated deficit                                                             (273,037)              (301,836)
         Additional paid-in capital                                                       558,184                556,346
         Deferred compensation                                                             (1,919)                (2,787)
         Accumulated other comprehensive income                                               992                    855
                                                                                        ---------              ---------
TOTAL STOCKHOLDERS' EQUITY                                                                284,542                252,899
                                                                                        ---------              ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                                $ 705,769              $ 673,380
                                                                                        =========              =========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
THREE AND TWELVE MONTHS ENDED DECEMBER 30, 2005 AND DECEMBER 31, 2004
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                    THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                              -----------------------------       -----------------------------
                                                                   2005            2004                2005             2004
                                                              ------------     ------------       ------------     ------------
NET SALES                                                     $    225,960     $    195,522       $    851,928     $    743,905
COST OF SALES                                                      139,270          119,987            526,334          458,516
                                                              ------------     ------------       ------------     ------------
    Gross Profit                                                    86,690           75,535            325,594          285,389
                                                              ------------     ------------       ------------     ------------
OPERATING EXPENSES :
    Selling, general and administrative expenses                    62,401           54,022            229,595          202,084
    Depreciation and amortization                                    3,350            3,186             13,049           12,600
    Secondary offering and IPO related expenses                          9            9,215                932            9,215
                                                              ------------     ------------       ------------     ------------
       Total Operating Expense                                      65,760           66,423            243,576          223,899
                                                              ------------     ------------       ------------     ------------
OPERATING INCOME                                                    20,930            9,112             82,018           61,490
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS                             --            2,031                 --            8,232
LOSS ON EXTINGUISHMENT OF DEBT                                          --             (660)           (10,340)            (660)
INTEREST EXPENSE                                                    (6,709)          (9,370)           (25,419)         (39,933)
INTEREST INCOME                                                         64               70                236              135
OTHER INCOME                                                           165              154                639              454
                                                              ------------     ------------       ------------     ------------
    Income before income taxes                                      14,450            1,337             47,134           29,718
PROVISION FOR INCOME TAXES                                           5,327              371             18,335           11,617
                                                              ------------     ------------       ------------     ------------
NET INCOME                                                           9,123              966             28,799           18,101
PREFERRED STOCK DIVIDENDS                                               --          (13,234)                --          (54,389)
                                                              ------------     ------------       ------------     ------------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS           $      9,123     $    (12,268)      $     28,799     $    (36,288)
                                                              ============     ============       ============     ============
INCOME (LOSS) PER COMMON SHARE - BASIC                        $       0.28     $      (2.33)      $       0.90     $     (25.21)
                                                              ============     ============       ============     ============
INCOME (LOSS) PER COMMON SHARE - DILUTED                      $       0.28     $      (2.33)      $       0.89     $     (25.21)
                                                              ============     ============       ============     ============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                     32,077,904        5,265,970         32,004,007        1,439,322
                                                              ============     ============       ============     ============
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                   32,576,080        5,265,970         32,443,772        1,439,322
                                                              ============     ============       ============     ============

INTERLINE BRANDS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
YEARS ENDED DECEMBER 30, 2005 AND DECEMBER 31, 2004
(in thousands)

                                                                                      2005                     2004
                                                                                    ---------               ---------
OPERATING ACTIVITIES :
 Net Income                                                                         $  28,799               $  18,101
 Adjustments to reconcile net income to net cash provided
 by (used in) operating activities:
   Depreciation and amortization                                                       13,049                  12,600
   Amortization and write-off of debt issuance costs                                    3,900                   2,558
   Redemption premium on 11.5% senior subordinated notes                                8,050                      --
   Stock based compensation                                                               965                      --
   Loss on disposal of property and equipment                                              53                      10
   Change in fair value of interest rate swaps                                             --                 (12,793)
   Interest income on shareholder notes                                                    --                     (30)
   Deferred income taxes                                                               (2,364)                  1,709
   Provision for doubtful accounts                                                      2,828                   2,040
   Income tax effect from exercise of stock options                                       215                      --
   Forgiveness of shareholder notes                                                        --                   1,875

Changes in assets and liabilities, net of business acquired:
   Accounts receivable - trade                                                        (13,874)                (16,866)
   Accounts receivable - other                                                          3,521                  (2,863)
   Inventory                                                                          (10,175)                (26,231)
   Prepaid expenses and other current assets                                           (1,869)                  1,056
   Other assets                                                                            99                     484
   Accrued interest payable                                                              (890)                 (2,760)
   Accounts payable                                                                    11,282                  10,080
   Accrued expenses and other current liabilities                                       1,137                   2,846
   Accrued merger expenses                                                               (428)                   (591)
   Accrued income taxes payable                                                        (5,460)                  7,372
                                                                                    ---------               ---------
        Net cash provided by (used in) operating activities                            38,838                  (1,403)
                                                                                    ---------               ---------

INVESTING ACTIVITIES :
      Purchase of property and equipment, net                                          (7,920)                 (6,763)
      Purchase of business, net of cash acquired                                      (73,213)                   (566)
                                                                                    ---------               ---------
        Net cash used in investing activities                                         (81,133)                 (7,329)
                                                                                    ---------               ---------

FINANCING ACTIVITIES :
     Increase in revolver, net                                                          3,000                      --
     Repayment of long-term debt                                                      (71,200)                (38,250)
     Proceeds from financing transaction                                               50,000                      --
     Payment of redemption premium on 11.5% senior subordinated notes                  (8,050)                     --
     Payment of debt issuance costs                                                      (838)                 (1,296)
     Initial public offering costs                                                       (665)                 (4,057)
     Proceeds from sale of common stock                                                    --                 174,609
     Redemption of preferred stock                                                         --                 (55,000)
     Proceeds from stock options exercised                                              1,693                      --
     Proceeds from exercise of underwriters over-allotment options                      2,333                      --
     Payments on capital lease obligations                                               (335)                     --
                                                                                    ---------               ---------
        Net cash (used in) provided by financing activities                           (24,062)                 76,006
                                                                                    ---------               ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                              137                     292
                                                                                    ---------               ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                  (66,220)                 67,566
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                         69,178                   1,612
                                                                                    ---------               ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                            $   2,958               $  69,178
                                                                                    =========               =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the period for :
     Interest                                                                       $  23,363               $  40,726
                                                                                    =========               =========
     Income taxes (net of refunds)                                                  $  26,003               $   1,937
                                                                                    =========               =========

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
     Dividends on preferred stock                                                   $      --               $  54,389
                                                                                    =========               =========
     Adjustment to goodwill on business acquired                                    $   8,443               $   2,193
                                                                                    =========               =========
     Exercise of underwriters over-allotment options                                $      --               $   2,333
                                                                                    =========               =========
     Conversion of preferred stock to common stock                                  $      --               $ 379,001
                                                                                    =========               =========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                     THREE MONTHS ENDED                    FISCAL YEAR
                                                                ----------------------------       ----------------------------
                                                                DECEMBER 30,    DECEMBER 31,       DECEMBER 30,    DECEMBER 31,
                                                                    2005            2004               2005             2004
                                                                ------------    ------------       ------------    ------------
INCOME BEFORE INCOME TAXES (GAAP)                               $     14,450    $      1,337       $     47,134    $     29,718

  ADD BACK THE FOLLOWING ITEMS:
     ELIMINATE THE CHANGE IN FAIR VALUE OF
       INTEREST RATE SWAPS                                                --          (2,031)                --          (8,232)
     LOSS ON EARLY EXTINGUISHMENT OF DEBT                                 --             660             10,340             660
     ADJUST INTEREST EXPENSE ASSOCIATED WITH USE                          --           3,190                456          16,785
       OF IPO PROCEEDS TO REPAY OR REDEEM PORTIONS
       OF THE PREVIOUSLY EXISTING TERM LOAN AND
       OUTSTANDING 11.5% NOTES AND ELIMINATION OF
       AMORTIZATION OF DEFERRED FINANCING FEES
     ADDITIONAL EXPENSE FOR SECONDARY OFFERING                             9              --                932              --
     ADDITIONAL COMPENSATION EXPENSE FOR FORGIVENESS                      --           9,215                 --           9,215
       OF SHAREHOLDER LOANS AND ONE-TIME BONUSES
                                                                ------------    ------------       ------------    ------------
           ADJUSTED PRO FORMA INCOME BEFORE INCOME TAXES              14,459          12,371             58,862          48,146
     INCOME TAXES                                                      5,327           4,685             22,529          18,820
                                                                ------------    ------------       ------------    ------------
ADJUSTED PRO FORMA NET INCOME                                   $      9,132    $      7,686       $     36,333    $     29,326
                                                                ============    ============       ============    ============

ADJUSTED PRO FORMA NET INCOME PER SHARE - BASIC                 $       0.28    $       0.24       $       1.14    $       0.92
ADJUSTED PRO FORMA NET INCOME PER SHARE - DILUTED               $       0.28    $       0.24       $       1.12    $       0.91

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                       32,077,904      31,917,000         32,004,007      31,917,000
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                     32,576,080      32,102,820         32,443,772      32,102,820

=================================================================================================================================
                                                                     THREE MONTHS ENDED                   FISCAL YEAR
                                                                ---------------------------     ----------------------------
                                                                 DECEMBER 30,  DECEMBER 31,      DECEMBER 30,     DECEMBER 31,
                                                                    2005          2004              2005            2004
                                                                ------------   ------------     ------------    ------------
ADJUSTED OPERATING INCOME

NET SALES                                                          $225,960       $195,522         $851,928       $743,905

OPERATING INCOME                                                     20,930          9,112           82,018         61,490
    SECONDARY OFFERING AND IPO RELATED EXPENSES                           9          9,215              932          9,215
                                                                   --------       --------         --------       --------
ADJUSTED OPERATING INCOME                                            20,939         18,327           82,950         70,705
                                                                   ========       ========         ========       ========
ADJUSTED OPERATING INCOME PERCENTAGE OF NET SALES                       9.3%           9.4%             9.7%           9.5%

=================================================================================================================================
DAILY SALES CALCULATIONS                         THREE MONTHS ENDED                                 FISCAL YEAR
                                       -----------------------------------------     ----------------------------------------
                                       DECEMBER 30,     DECEMBER 31,       %         DECEMBER 30,     DECEMBER 31,
                                           2005             2004        VARIANCE         2005              2004      VARIANCE
                                       ------------     -----------     --------     -----------     -------------   --------
Net Sales                               $ 225,960        $ 195,522        15.6%       $ 851,928       $   743,905        14.5%
Less : Acquisition                      $ (22,544)       $ (34,250)
                                        ---------        ---------      ------        ---------       -----------     --------
Organic Sales                           $ 203,416        $ 195,522         4.0%       $ 817,678       $   743,905         9.9%
                                        =========        =========      ======        =========       ===========     ========

Daily Sales:
  Ship Days                                    61               65                          253               256
  Average Daily Sales                   $   3,704        $   3,008        23.1%       $   3,367       $     2,906        15.9%
                                        =========        =========      ======        =========       ===========     =======
  Average Organic Daily Sales           $   3,335        $   3,008        10.9%       $   3,232       $     2,906        11.2%
                                        =========        =========      ======        =========       ===========     =======

Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

=================================================================================================================================

                                                           THREE MONTHS ENDED                       FISCAL YEAR
                                                      -------------------------------     --------------------------------
                                                       DECEMBER 30,     DECEMBER 31,       DECEMBER 30,       DECEMBER 31,
                                                           2005             2004               2005               2004
                                                      ------------      -------------     -------------       ------------
ADJUSTED EBITDA:
    NET INCOME (GAAP)                                     $ 9,123             $ 966          $ 28,799          $ 18,101
    INTEREST EXPENSE                                        6,709             9,370            25,419            39,933
    INTEREST INCOME                                           (64)              (70)             (236)             (135)
    CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS                 -            (2,031)                -            (8,232)
    LOSS ON EXTINGUISHMENT OF DEBT                              -               660            10,340               660
    SECONDARY OFFERING AND IPO RELATED EXPENSES                 9             9,215               932             9,215
    PROVISION FOR INCOME TAXES                              5,327               371            18,335            11,617
    DEPRECIATION AND AMORTIZATION                           3,350             3,186            13,049            12,600
                                                      ------------------------------      ------------------------------
    ADJUSTED EBITDA                                      $ 24,454          $ 21,667          $ 96,638          $ 83,759
                                                      ==============================      ==============================

Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps, loss on extinguishment of debt, and secondary offering and IPO related expenses which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.